Exhibit 99.1

Nine Energy Service Announces Second Quarter 2024 Results

•	Revenue, net loss and adjusted EBITDAA of $132.4 million, $(14.0) million and $9.7 million, respectively, for the second quarter of 2024

•	Total liquidity as of June 30, 2024 of $50.8 million

•	Updated 2024 full-year capex guidance of $10 - $15 million

•	During Q2, surpassed 300 total refrac jobs run to-date

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported second quarter 2024 revenues of $132.4 million, net loss of $(14.0) million, or $(0.40) per diluted share and $(0.40) per basic share, and adjusted EBITDA of $9.7 million. The Company had provided original second quarter 2024 revenue guidance between $130.0 and $140.0 million, with actual results coming within the provided range.

“The US rig count continued to decline during Q2, which impacted both our revenue and earnings. Since the end of 2023, over 40 additional rigs have come out of the market, following a year in which we had 150 rigs exit. As a spot-market business, our revenue and earnings are correlated closely with the US rig count,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service.

“As anticipated, cementing revenue was down slightly in Q2. This service line has been significantly impacted by the continued rig decline. However, historically the cementing business recovers rapidly with the market and is one of our most differentiated service lines. Completion tool revenue was down single digits this quarter, due to a reduction in US market activity and lower international tool sales. Growing our international tools business continues to be an important part of our long-term strategy but will continue to be lumpy in the near-term. We had a strong quarter within our US refrac business, surpassing over 300 jobs run to-date and establishing ourselves as one of the top providers in the US. Coiled tubing revenue was down due to whitespace in the Permian, as well as sustained lower activity levels in the Haynesville. Despite a tough market and a difficult competitive landscape, wireline maintained flat revenue this quarter and continues to differentiate through superior service quality and wellsite execution.”

“Q2 was a challenging quarter with natural gas prices averaging below $2.15 for the first half of 2024, leading to lower activity levels and increased whitespace across all basins. Thus far, the rig count in Q3 has been relatively flat since the end of Q2 and activity and pricing levels are mostly stable. Because of this, we expect Q3 revenue and profitability to be relatively flat compared with Q2.”

“It is extremely difficult to predict commodity prices, but the oil markets have remained mostly stable, and we do remain positive on the medium and long-term outlook for the gas markets. Nine’s exposure to the gas markets provide a significant catalyst for growth if natural gas prices recover. We have weathered difficult markets before and have maintained a strong team across service lines and basins. Our asset-light business model allows us to shift quickly with the market, while not impeding the quality of the business. We are prepared and experienced in capitalizing on a growing market and believe we are differentiated in our service and technology offerings.”

Operating Results

During the second quarter of 2024, the Company reported revenues of $132.4 million, gross profit of $11.4 million and adjusted gross profitB of $20.4 million. During the second quarter, the Company generated ROIC of (19.5)% and adjusted ROICC of (1.5)%.

During the second quarter of 2024, the Company reported general and administrative (“G&A”) expense of $12.5 million. Depreciation and amortization expense (“D&A”) in the second quarter of 2024 was $9.4 million.

The Company’s tax provision was approximately $0.3 million year to date. The provision for 2024 is the result of our tax position in state and non-U.S. tax jurisdictions.

Liquidity and Capital Expenditures

During the second quarter of 2024, the Company reported net cash provided by operating activities of $12.9 million. Capital expenditures totaled $2.5 million during the second quarter of 2024 and totaled $8.1 million for the first half of 2024. The Company had previously provided full-year 2024 capex guidance of $15 to $25 million, which has been reduced to $10 to $15 million.

As of June 30, 2024, Nine’s cash and cash equivalents were $26.0 million, and the Company had $24.8 million of availability under the revolving credit facility, resulting in a total liquidity position of $50.8 million as of June 30, 2024. On June 30, 2024, the Company had $52.0 million of borrowings under the revolving credit facility. On July 29, 2024, the Company borrowed an additional $3.0 million under the revolving credit facility.

During the second quarter of 2024, the Company sold approximately 4.2 million shares of common stock under its at-the-market equity offering program, which generated approximately $6.8 million in net proceeds.

ABCSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Tuesday, August 6, 2024, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through August 20, 2024 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13744473.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024
Revenues	$132,401	$142,120
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	112,048	116,006
General and administrative expenses	12,482	12,265
Depreciation	6,602	6,734
Amortization of intangibles	2,796	2,796
Gain on revaluation of contingent liability	(118)	(74)
(Gain) loss on sale of property and equipment	27	(26)

Income (loss) from operations	(1,436)	4,419
Interest expense	12,782	12,792
Interest income	(154)	(310)
Other income	(162)	(162)

Loss before income taxes	(13,902)	(7,901)
Provision for income taxes	139	154

Net loss	$(14,041)	$(8,055)
Loss per share
Basic	$(0.40)	$(0.24)
Diluted	$(0.40)	$(0.24)
Weighted average shares outstanding
Basic	35,477,154	33,850,317
Diluted	35,477,154	33,850,317
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$53	$(210)

Total other comprehensive income (loss), net of tax	53	(210)

Total comprehensive loss	$(13,988)	$(8,265)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	June 30, 2024	March 31, 2024
Assets
Current assets
Cash and cash equivalents	$26,027	$10,237
Accounts receivable, net	84,398	90,968
Income taxes receivable	679	344
Inventories, net	59,710	56,340
Prepaid expenses and other current assets	7,519	9,798

Total current assets	178,333	167,687
Property and equipment, net	77,057	81,232
Operating lease right of use assets, net	38,456	40,600
Finance lease right of use assets, net	48	31
Intangible assets, net	84,837	87,633
Other long-term assets	2,991	3,227

Total assets	$381,722	$380,410

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$39,395	$38,828
Accrued expenses	32,393	22,804
Current portion of long-term debt	730	1,805
Current portion of operating lease obligations	10,415	10,396
Current portion of finance lease obligations	30	21

Total current liabilities	82,963	73,854
Long-term liabilities
Long-term debt	318,748	317,100
Long-term operating lease obligations	28,686	30,903
Other long-term liabilities	1,040	1,867

Total liabilities	431,437	423,724

Stockholders’ equity (deficit)
Common stock (120,000,000 shares authorized at $.01 par value; 41,167,385 and 35,324,861 shares issued and outstanding at June 30, 2024 and March 31, 2024, respectively)	412	353
Additional paid-in capital	803,215	795,687
Accumulated other comprehensive loss	(5,016)	(5,069)
Accumulated deficit	(848,326)	(834,285)

Total stockholders’ equity (deficit)	(49,715)	(43,314)

Total liabilities and stockholders’ equity (deficit)	$381,722	$380,410

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024
Cash flows from operating activities
Net loss	$(14,041)	$(8,055)
Adjustments to reconcile net loss to net cash provided (used in) by operating activities
Depreciation	6,602	6,734
Amortization of intangibles	2,796	2,796
Amortization of deferred financing costs	1,862	1,795
Amortization of operating leases	3,337	3,294
Provision for (recovery of) doubtful accounts	346	(1)
Provision for inventory obsolescence	338	220
Stock-based compensation expense	807	581
(Gain) loss on sale of property and equipment	27	(26)
Gain on revaluation of contingent liability	(118)	(74)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	6,227	(2,533)
Inventories, net	(3,654)	(2,229)
Prepaid expenses and other current assets	2,279	(430)
Accounts payable and accrued expenses	10,488	(7,796)
Income taxes receivable/payable	(334)	148
Operating lease obligations	(3,288)	(3,251)
Other assets and liabilities	(780)	(10)

Net cash provided by (used in) operating activities	12,894	(8,837)

Cash flows from investing activities
Proceeds from sales of property and equipment	6	28
Purchases of property and equipment	(2,639)	(5,488)

Net cash used in investing activities	(2,633)	(5,460)

Cash flows from financing activities
Payments on ABL credit facility	—	(5,000)
Payments of short-term debt	(1,075)	(1,054)
Payments on finance leases	(17)	(10)
Payments of contingent liability	(184)	(159)
Proceeds from issuance of common stock under ATM program	6,780	—

Net cash provided by (used in) financing activities	5,504	(6,223)

Impact of foreign currency exchange on cash	25	(83)

Net increase (decrease) in cash and cash equivalents	15,790	(20,603)
Cash and cash equivalents
Beginning of period	10,237	30,840

End of period	$26,027	$10,237

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024
Net loss	$(14,041)	$(8,055)
Interest expense	12,782	12,792
Interest income	(154)	(310)
Depreciation	6,602	6,734
Amortization of intangibles	2,796	2,796
Provision for income taxes	139	154

EBITDA	$8,124	$14,111

Gain on revaluation of contingent liability (1)	(118)	(74)
Restructuring charges	315	27
Stock-based compensation expense	807	581
Cash award expense	580	415
(Gain) loss on sale of property and equipment	27	(26)

Adjusted EBITDA	$9,735	$15,034

(1)	Amounts relate to the revaluation of contingent liability associated with a 2018 acquisition.

NINE ENERGY SERVICE, INC.

RECONCILIATION AND CALCULATION OF ADJUSTED ROIC

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024
Net loss	$(14,041)	$(8,055)
Add back:
Interest expense	12,782	12,792
Interest income	(154)	(310)
Restructuring charges	315	27

Adjusted after-tax net operating income (loss)	$(1,098)	$4,454

Total capital as of prior period-end:
Total stockholders’ deficit	$(43,314)	$(35,630)
Total debt	353,805	359,859
Less: cash and cash equivalents	(10,237)	(30,840)

Total capital as of prior period-end:	$300,254	$293,389

Total capital as of period-end:
Total stockholders’ deficit	$(49,715)	$(43,314)
Total debt	352,730	353,805
Less: cash and cash equivalents	(26,027)	(10,237)

Total capital as of period-end:	$276,988	$300,254

Average total capital	$288,621	$296,822

ROIC	-19.5%	-10.9%
Adjusted ROIC	-1.5%	6.0%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024
Calculation of gross profit:
Revenues	$132,401	$142,120
Cost of revenues (exclusive of depreciation and amortization shown separately below)	112,048	116,006
Depreciation (related to cost of revenues)	6,139	6,263
Amortization of intangibles	2,796	2,796

Gross profit	$11,418	$17,055

Adjusted gross profit reconciliation:
Gross profit	$11,418	$17,055
Depreciation (related to cost of revenues)	6,139	6,263
Amortization of intangibles	2,796	2,796

Adjusted gross profit	$20,353	$26,114

AAdjusted EBITDA is defined as EBITDA (which is net income (loss) before interest, taxes, and depreciation and amortization) further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) loss or gain on revaluation of contingent liabilities, (v) loss or gain on the extinguishment of debt, (vi) loss or gain on the sale of subsidiaries, (vii) restructuring charges, (viii) stock-based compensation and cash award expense, (ix) loss or gain on sale of property and equipment, and (x) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes adjusted EBITDA provides useful information to us and our investors regarding our financial condition and results of operations because it allows us and them to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted gross profit (loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management believes adjusted gross profit (loss) provides useful information to us and our investors regarding our financial condition and results of operation and helps management evaluate our operating performance by eliminating the impact of depreciation and amortization, which we do not consider indicative of our core operating performance.

CAdjusted return on invested capital (“adjusted ROIC”) is defined as adjusted after-tax net operating profit (loss), divided by average total capital. We define adjusted after-tax net operating profit (loss), which is a non-GAAP measure, as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) interest expense (income), (v) restructuring charges, (vi) loss (gain) on the sale of subsidiaries, (vii) loss (gain) on extinguishment of debt, and (viii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute and use the average of the current and prior period-end total capital in determining adjusted ROIC. Management believes adjusted ROIC provides useful information to us and our investors regarding our financial condition and results of operations because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested, and management uses adjusted ROIC to assist them in capital resource allocation decisions and in evaluating business performance.